EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, dated as of this 29th day of May, 2002, by and between OnLine Power Supply, Inc. (the "Company"), and Glenn M. Grunewald (the "Chief Executive").

     WHEREAS, the Company desires to employ the Chief Executive on the terms and subject to the conditions set forth herein; and

     WHEREAS, the Chief Executive is willing to make his services available to the Company on the terms and subject to the conditions set forth herein;

     In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

     1. Employment and Duties. Effective June 1, 2002 (the "Effective Date"), the Chief Executive shall be employed by the Company as its President and Chief Executive Officer ("CEO"). The Chief Executive agrees to devote his time and attention on a full-time basis to the discharge of such duties and responsibilities as are customary for a person in this position which includes, but are not limited to, general supervision, direction, and control of the business and officers of the Company. The Chief Executive shall report directly and solely to the Company's Board of Directors ("Board"). The Board agrees to appoint the Chief Executive to the Board immediately and to nominate the Chief Executive for election to the Board at each annual meeting of stockholders at which Chief Executive's director class comes up for election so long as the Chief Executive is employed pursuant to this Agreement. The Chief Executive may accept any elective or appointed positions or offices with any duly recognized associations or organizations whose activities or purposes are related to the business of the Company.

     2. Term. The term of this Agreement (the "Term") shall commence at the Effective Date and shall continue for a period five (5) years unless terminated or extended as hereinafter provided. At the end of the five year term and any term extension, this Agreement shall be extended automatically for an additional two year term unless either party notifies the other in writing at least 180 days prior to the end of the term that the Agreement shall not be extended.

     3. Base Salary and Bonus.

          (a) Base Salary. The Company shall pay the Chief Executive an annual base salary of $250,000. Such base salary shall be paid to the Chief Executive in accordance with established payroll practices of the Company. The Board agrees to review the Chief Executive's base salary on an annual basis and to implement changes to such base salary as it may deem appropriate; however, such base salary shall not be less than $250,000.

          (b) Incentive Bonus. Chief Executive shall be entitled to receive an annual incentive bonus as determined in good faith by the Board that may be based upon achievement of targeted annual earnings goals for the Company or other factors deemed relevant by the Board. The target incentive bonus for the Chief Executive will be 50% of his annual base salary. In exchange for executing this Agreement, for the fiscal year 2002 Chief Executive will receive a minimum of 25% of 2002 earned compensation payable within 45 days of the close of the fiscal year. Bonus calculations will subsequently be based on compensation and performance achieved during the fiscal year.

          (c) Incentive Stock Options. The Company shall grant Chief Executive incentive stock options to purchase 600,000 shares of the Company's common stock pursuant to the Company's current incentive stock option plan at the "strike" price equal to the market price of the stock on the Effective Date, pursuant to the following schedule. Options to purchase 120,000 shares shall vest immediately upon the Effective Date of this Agreement. Options to purchase an additional 120,000 shares shall vest on each anniversary date of the Effective Date for the next four (4) years as follows:

          Options to purchase 120,000 shares vesting on June 1, 2003; Options to purchase 120,000 shares vesting on June 1, 2004; Options to purchase 120,000 shares vesting on June 1, 2005; and Options to purchase 120,000 shares vesting on June 1, 2006.

Unless otherwise provided herein, all stock options granted and vested under this paragraph shall be exercisable through the date of the ten-year anniversary of the Effective Date of this Agreement or, if the Chief Executive's employment under this Agreement is terminated sooner, for twelve (12) months after such date of termination.

          (d) Performance-Based Stock Options. Over the life of this Agreement but in no event later than June 1, 2007, the Company shall grant the Chief Executive stock options to receive a minimum of an additional 250,000 shares of the Company's common stock at the exercise price equal to the fair market value on the date of grant, with vesting occurring within one year of the date of each grant.

     4. Additional Executive Perquisites, Benefits and Other Compensation.


          (a) During the term of this Agreement, the Chief Executive shall be eligible to participate in any plans, programs or forms of compensation or benefits that the Company provides to the class of employees that includes the Chief Executive, on a basis not less favorable than that provided to such class of employees, including, without limitation, group medical, dental, disability and life insurance, vacation and sick leave, and a retirement plan.

          (b) The Chief Executive shall be entitled to four weeks vacation annually without loss of pay.

          (c) During the term of this Agreement, the Company shall provide the Chief Executive with an automobile as per Company policy not to exceed $1,000 per month.

     5. Reimbursement of Expenses.

          (a) Relocation. The Company will pay or reimburse Chief Executive for all expenses reasonably incurred in the relocation of his residence as defined in the Company's relocation policy not to exceed $75,000.

          (b) Fees Related to Agreement. The Company will pay the reasonable attorney's fees and costs incurred by Chief Executive relating to the negotiation and preparation of this Agreement.

     6. Termination of Employment.


          (a) Death or Incapacity. The Chief Executive's employment under this Agreement shall terminate automatically upon the Chief Executive's death. In the event of termination due to the death or "Incapacity" (as later defined) of the Chief Executive, he, his survivors, designees or estate shall continue to receive, in addition to all other benefits accruing upon death, full compensation hereunder for a period of six (6) months following the month in which his death occurred. If the Company determines that the Incapacity of the Chief Executive has occurred, it may terminate the Chief Executive's employment and this Agreement upon thirty (30) days' written notice provided that, within thirty (30) days after receipt of such notice, the Chief Executive shall not have returned to full-time performance of his assigned duties. "Incapacity" shall mean the failure of the Chief Executive to perform his assigned duties with the Company on a full-time basis as a result of mental or physical illness or injury as determined by a physician selected by the Company for the greater of ninety (90) consecutive calendar days or the longest waiting period under any long term disability insurance contract or program provided to him as an employee. If the employment is terminated because of Death or Incapacity, any stock options which were due to vest within 90 days of the date of termination will vest upon termination and may be exercised immediately. Chief Executive, or his designate or the Executor of his estate, as applicable, shall have up to one year after the date of termination to exercise all vested options. If the employment is terminated because of Chief Executive's death, the Company will pay for COBRA continuation coverage for the Chief Executive's spouse and other dependents for a period of eighteen (18) months from the date of death.

          (b) Termination by Company With or Without Cause. The Company may terminate the Chief Executive's employment during the term of this Agreement, with or without Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) continual or deliberate neglect by the Chief Executive in the performance of his material duties and responsibilities as established from time to time by the Board, or the Chief Executive's willful failure to follow reasonable instructions or policies of the Company after being advised in writing of such failure and being given a reasonable opportunity and period (but in no event less than 30 days) to remedy such failure;

               (ii) conviction of, indictment for (or its procedural equivalent), entering of a guilty plea or plea of no contest with respect to a felony, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment, or the commission of an act of embezzlement or fraud against the Company or any subsidiary or affiliate thereof;

               (iii) any breach by the Chief Executive of a material term of this Agreement, or violation in any material respect of any code or standard of behavior generally applicable to officers of the Company, after being advised in writing of such breach or violation and being given a reasonable opportunity and period (but in no event less than 30 days) to remedy such breach or violation; or

               (iv) dishonesty of the Chief Executive with respect to the Company or any subsidiary or affiliate thereof, or breach of a fiduciary duty owed to the Company or any subsidiary or affiliate thereof, after being advised in writing of such breach or violation and being given a reasonable opportunity and period (but in no event less than 30 days) to remedy such breach or violation.

          (c) Termination by Chief Executive for Good Reason. The Chief Executive may terminate his employment for Good Reason. For purpose of this Agreement, "Good Reason" shall mean:

               (i) the continued assignment to the Chief Executive of duties inconsistent with the Chief Executive's position, authority, duties or responsibilities as contemplated by Section 1 hereof;

               (ii) any action taken by the Company which results in a substantial reduction in the status of the Chief Executive, including a diminution in his position, authority, title, duties or responsibilities, excluding for this purpose an isolated, insubstantial and/or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Chief Executive;

               (iii) the relocation of the Chief Executive to any other primary place of employment which might require him to move his residence which, for this purpose, includes any reassignment to a place of employment located more than 50 miles from the Chief Executive's initially assigned place of employment, without the Chief Executive's express written consent to such relocation; or

                    (iv) any failure by the Company, or any successor entity following a Change in Control, to comply substantially with the provisions of Sections 3, 4 and 5 hereof or to honor any other term or provision of this Agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Chief Executive.

     7. Obligations Upon Termination.

          (a) Without Cause; Good Reason. Except as set forth in Sections 7(b) and 7(c) below, if, during the term of this Agreement, the Company shall terminate the Chief Executive's employment without Cause or the Chief Executive shall terminate employment for Good Reason, the Company will pay to the Chief Executive in a lump sum within thirty (30) days after the termination of employment the sum of the Chief Executive's annual base salary through the date of termination to the extent not theretofore paid and the balance of the Chief Executive's annual base salary for a period of twenty-four (24) months from the date of termination of employment and additional compensation equal to the average of Chief Executive's bonus payments earned for the two fiscal years prior to the date of the termination. In addition, the Company shall maintain in full force and effect for the Chief Executive's continued benefit, until twenty-four (24) months from the date of termination of employment, all health and insurance plans and provided that the Chief Executive's continued participation is possible under the general terms and provisions of such plans and programs. If the Company reasonably determines that maintaining such health and insurance plans in full force and effect for the benefit of the Chief Executive until twenty-four months from the date of termination of employment is not feasible, the Company shall pay the Chief Executive a lump sum equal to the estimated cost of maintaining such plans for the Chief Executive for twenty-four months. If Chief Executive dies during this 24 month period, the Chief Executive's spouse and other dependents will continue to be covered under all applicable plans during the remainder of the 24 month coverage period. Thereafter, they will be eligible for COBRA continuation coverage. In addition, any stock options which were due to vest within 90 days of the date of termination will vest upon termination and may be exercised immediately. Chief Executive shall have up to one year after the date of termination to exercise all vested options.

          (b) Non-Competition. Notwithstanding the foregoing, all such payments and benefits under Section 7(a) otherwise continuing for periods after the Chief Executive's termination of employment shall cease to be paid, and the Company shall have no further obligation due with respect thereto, in the event the Chief Executive engages in "Competition" or makes any "Unauthorized Disclosure of Confidential Information." In addition, in exchange for the payments on termination as provided herein, other provisions of this Agreement and other valuable consideration hereby acknowledged, the Chief Executive agrees that he will not engage in competition for a period of one (1) year after the Chief Executive's employment with the Company ceases for any reason, including the expiration or nonrenewal of this Agreement. For purposes hereof:

               (i) "Competition" means the Chief Executive's engaging without the written consent of the Board or a person authorized thereby, in an activity as an officer, a director, an employee, a partner, a more than one percent shareholder or other owner, an agent, a consultant, or in any other individual or representative capacity in North America (unless the Chief Executive's duties, responsibilities and activities, including supervisory activities, for or on behalf of such activity, are not related in any way to such competitive activity) if it involves:

                    (A) engaging in or entering into the power electronics industry in which the Company is actively engaged at the time the Chief Executive's employment ceases, or

                    (B) soliciting or contacting, either directly or indirectly, any of the customers or clients of the Company for the purpose of competing with the products or services provided by the Company.

               (ii) "Unauthorized Disclosure of Confidential Information" means the use or disclosure of information in violation of Section 8 of this Agreement.

               (iii) For purposes of this Agreement, "customers" or "clients" of the Company means individuals or entities to whom the Company has provided power electronics services at any time from the Effective Date through the date the Chief Executive's employment with the Company ceases.

               (iv) The Company and the Chief Executive acknowledge that the power electronics industry is conducted on a worldwide basis with many of the principal companies operating from multiple offices in the United States and Canada with additional facilities in Mexico, and that a geographical limitation would not be effective or fair to the Company. Accordingly, the Chief Executive agrees that the territory within which he cannot engage in competition shall be North America.

          (c) Death or Incapacity. If the Chief Executive's employment is terminated by reason of death or incapacity in accordance with Section 6(a) hereof, this Agreement shall terminate without further obligation to the Chief Executive or his legal representatives under this Agreement except as otherwise specified in Section 6(a).

          (d) Cause; Other Than for Good Reason. If the Chief Executive's employment shall be terminated for Cause, this Agreement shall terminate without further obligation to the Chief Executive other than to pay to the Chief Executive his annual base salary through the date of termination. If the Chief Executive terminates his employment other than for Good Reason, this Agreement shall terminate without further obligation to the Chief Executive.

          (e) Remedies. The Chief Executive acknowledges that the restrictions set forth in paragraph 7(b) of this Agreement are just, reasonable, and necessary to protect the legitimate business interests of the Company. The Chief Executive further acknowledges that if he breaches or threatens to breach any provision of paragraph 7(b), the Company's remedies at law will be inadequate, and the Company will be irreparably harmed. Accordingly, the Company shall be entitled to an injunction, both preliminary and permanent, restraining the Chief Executive from such breach or threatened breach, such injunctive relief not to preclude the Company from pursuing all available legal and equitable remedies.

     8. Confidentiality. The Chief Executive recognizes that as an employee of the Company he will have access to and may participate in the origination of non-public, proprietary and confidential information and that he owes a fiduciary duty to the Company. Confidential information may include, but is not limited to, trade secrets, customer lists and information, internal corporate planning, methods of marketing and operation, and other data or information of or concerning the Company or its customers that is not generally known to the public or in the power electronics industry. The Chief Executive agrees that he will never use or disclose to any third party any such confidential information, either directly or indirectly, except as may be authorized in writing specifically by the Company.

     9. Change of Control.

          (a) Notwithstanding any other term or provision of this Agreement, in the event of a Change of Control as hereinafter defined, the Chief Executive may choose either of the following two alternatives, if written notice of his choice is given to the Company within 180 days of such Change of Control:

               (i) the term of this Agreement as provided in Section 2 hereof shall be deemed to have commenced on the occurrence of the Change of Control and shall continue for two (2) consecutive years (24 months) or the balance of the term of this Agreement, whichever is greater; or

               (ii) the Chief Executive may terminate his employment from the Company, terminate this Agreement, and receive the compensation and other matters set forth in Section 7(a) for a termination for Good Reason. In such a circumstance, any stock options which were due to vest within 90 days of the date of termination will vest upon termination and may be exercised immediately. Chief Executive shall have up to one year after the date of termination to exercise all vested options.

     10. Change of Control Defined. For purposes of this Agreement, a "Change of Control" shall mean:

          (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act') of beneficial ownership (within the meaning of Rule I 3d-3 under the Exchange Act), of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities; provided, however, that the following acquisitions shall not constitute a Change of Control:

               (i) acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege);

               (ii) any acquisition by the Company;

               (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

               (iv) any acquisition pursuant to a reorganization, merger or consolidation by any corporation owned or proposed to be owned, directly or indirectly, by shareholders of the Company if the shareholders' ownership of securities of the corporation resulting from such transaction constitutes a majority of the ownership of securities of the resulting entity and at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the incumbent board as defined in this Agreement at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (b) where individuals who, as of the Effective Date constitute the Board of Directors of the Company (the "incumbent Board") cease for any reason to constitute at least a majority of such board of directors; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-l 1 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than a member of the board of directors; or

          (c) the shareholders of the Company approve, or the Company otherwise consummates,

               (i) a merger, statutory share exchange, or consolidation of the Company with any other corporation, except as provided in subparagraph a(iv) of this section; provided however, that the approval by shareholders of the Company or any of its predecessors of an agreement entered into on or before January 1, 2002 shall not constitute a Change of Control herein, or

               (ii) the sale or other disposition of all or substantially all of the assets of the Company.

     If a Change of Control occurs under this section (c), all stock options previously granted but not yet vested will vest upon the Change of Control and may be exercised immediately. Chief Executive shall have up to one year after the Change of Control to exercise all vested options.

     11. Gross-Up Payment. In the event any payment or distribution by the Company to or for the benefit of the Chief Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 11) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") or any interest or penalties are incurred by the Chief Executive with respect to such excise tax (collectively, the "Excise Tax"), then the Chief Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Chief Executive of all taxes (including any income taxes and interest or penalties imposed with respect to such taxes) and the Excise Tax imposed on the Gross-Up Payment, the Chief Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payments. All determinations required to be made under this Section, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment, will be made by the independent accounting firm of the Company immediately prior to the Chief Executive's termination of employment (the "Accounting Firm"). All fees and expenses of the Accounting Firm will be borne solely by the Company, and any determination by the Accounting Firm will be binding upon the Company and the Chief Executive. Any Gross-Up Payment, as determined pursuant to this Section, will be paid by the Company to the Chief Executive within 30 days of the receipt of the Accounting Firm's determination.

               (i) If the Accounting Firm determines that no Excise Tax is payable by the Chief Executive, it shall so indicate to the Chief Executive in writing.

               (ii) In the event there is an under-payment of the Gross-Up Payment due to the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm and the Chief Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm will determine the amount of any such under-payment that has occurred and such amount will be promptly paid by the Company to or for the benefit of the Chief Executive.

     12. Fees and Expenses; Mitigation; Noncompetition.

          (a) The Company will promptly pay or reimburse the Chief Executive for all costs and expenses, including without limitation court costs and reasonable attorneys' fees, incurred by the Chief Executive (i) in contesting or disputing any termination of the Chief Executive's employment or (ii) in seeking to obtain or enforce any right or benefit provided by this Agreement, in each case regardless of whether or not the Chief Executive's claim is upheld by a court of competent jurisdiction; provided, however, the Chief Executive will be required to repay any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by the Chief Executive was frivolous or advanced by him in bad faith.

          (b) The Chief Executive shall not be required to mitigate the amount of any payment the Company becomes obligated to make to the Chief Executive in connection with this Agreement, by seeking other employment or otherwise.


     13. Documents. All documents, records, tapes and other media of any kind or description relating to the business of the Company (the "Documents"), whether or not prepared by the Chief Executive, shall be the sole and exclusive property of the Company. The Documents shall be returned to the Company upon the Chief Executive's termination of employment for any reason or at such earlier time or times as the Board or its designee may specify.

     14. Severability. If any provision of this Agreement, or part thereof, is determined to be unenforceable for any reason whatsoever, it shall be severable from the remainder of this Agreement and shall not invalidate or affect the other provisions of this Agreement, which shall remain in full force and effect and shall be enforceable according to their terms. No covenant shall be dependent upon any other covenant or provision herein, each of which stands independently.

     15. Modification. The parties expressly agree that should a court find any provision of this Agreement, or part thereof, to be unenforceable or unreasonable, the court may modify the provision, or part thereof, in a manner which renders that provision reasonable, enforceable, and in conformity with the public policy of Colorado.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Colorado.

     17. Notices. All written notices required by this Agreement shall be deemed given when delivered personally or sent by registered or certified mail, return receipt requested, to the parties at their addresses set forth below:

         OnLine Power Supply, Inc.
         8100 South Akron, # 308
         Englewood, CO 80112

         Attention:   _______________

         Glenn M. Grunewald
         6471 Fairway Estates Drive
         Roanoke, VA 24018

Each party may, from time to time, designate a different address to which notices should be sent.

     18. Amendment. This Agreement may not be varied, altered, modified or in any way amended except by an instrument in writing executed by the parties hereto or their legal representatives.

     19. Binding Effect. This Agreement shall be binding on the Effective Date. The Company will require any successor to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     20. No Construction Against Any Party. This Agreement is the product of informed negotiations between the Chief Executive and the Company. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by all parties. The Chief Executive and the Company agree that neither party was in a superior bargaining position regarding the substantive terms of this Agreement.

     21. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters addressed herein and it supersedes all other prior agreements and understandings, both written and oral, express or implied, with respect to the subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written herein.

                                    ONLINE POWER SUPPLY, INC.


                                    By:    /s/  Kris Budinger
                                         ---------------------------------------
                                    Its:   CEO
                                         ---------------------------------------


                                    GLENN M. GRUNEWALD


                                      /s/  Glenn M. Grunewald
                                    -----------------------------------